UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 19, 2016

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

German American Bancorp, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2016. At the close of business on March 14, 2016, the record date for the annual meeting, 15,221,253 of the Company’s common shares were issued and outstanding. Matters voted upon at the annual meeting were as follows:

1.     Election of four (4) Class I directors to serve until the 2019 annual meeting of shareholders; one (1) Class II director to serve until the 2017 annual meeting of shareholders; and one (1) Class III director to serve until the 2018 annual meeting of shareholders; and

2.     Approval, on an advisory basis, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The final results of the votes taken at the annual meeting were as follows:

Proposal 1:     Election of directors -

Election of four (4) Class I directors to serve until the 2019 annual meeting of shareholders:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast Votes
Lonnie D. Collins	9,347,574	130,686	3,009,928	0
Marc D. Fine	9,284,409	193,851	3,009,928	0
J. David Lett	9,359,371	118,889	3,009,928	0
Thomas W. Seger	9,371,180	107,080	3,009,928	0

Election of one (1) Class II director to serve until the 2017 annual meeting of shareholders:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast Votes
Chris A. Ramsey	9,345,422	132,343	3,009,928	495

Election of one (1) Class III director to serve until the 2018 annual meeting of shareholders:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast Votes
Douglas A. Bawel	9,348,858	129,402	3,009,928	0

Proposal 2:     Approval, on an advisory basis, of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,329,735	115,772	42,681	----

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated: May 20, 2016